Exhibit 99.1

                                                                   EXELON [LOGO]

--------------------------------------------------------------------------------

News Release

From:      Exelon Corporation                            FOR IMMEDIATE RELEASE
           Corporate Communications                      ---------------------
           P.O. Box 805379                               April 22, 2002
           Chicago, IL  60680-5379

Contact:   Kellie Szabo, Media Relations
           312.394.3071
           Linda Byus, CFA, Investor Relations
           312.394.7696

        Exelon Announces First Quarter Operating Earnings of $0.77 Before
                      Goodwill Impairment and Unusual Items

Chicago (April 22, 2002) - Exelon Corporation (NYSE: EXC) today reported consolidated earnings of $8 million, or $0.02 per share (diluted), for the first quarter of 2002. Operating earnings were $250 million, or $0.77 per share, before a $230 million, or $0.71 per share, after-tax cumulative effect of adopting SFAS 142, the new accounting standard for goodwill and intangible assets, and net pretax charges of $10 million, or $0.04 per share (diluted), for severance costs. Operating earnings in the first quarter of 2002 were down compared with first quarter 2001 earnings of $1.19 per share before the cumulative effect of adopting SFAS 133, the new accounting standard for derivatives.

Weaker operating results were due to lower wholesale power prices, a weather-related decrease in retail energy sales and deliveries, and higher nuclear outage-related maintenance expense compared with the prior year. Milder than normal winter weather reduced earnings by approximately $0.18 per share on a consolidated basis in the first quarter of 2002. The higher operating and maintenance expense for the quarter includes the $10 million severance charge. These negative factors were partially offset by lower interest expense and the absence of the amortization of goodwill. The cessation of goodwill amortization contributed $0.12 per share for the quarter.

John W. Rowe, Exelon Chairman and CEO, stated, "Absent the mild weather, our first quarter was in line with our expectations. Weather is a factor we cannot control. We remain focused on the factors that we can control through our cost management initiative, the rationalization of Enterprises' investments and continued operational excellence. While there are a great many uncertainties still ahead, we believe we can tighten our previous earnings guidance to $4.55 to $4.85 per share."

2002 Earnings Guidance

Exelon's 2002 earnings guidance has been updated to incorporate year-to-date events including first quarter operating results, the announced TXU asset acquisition, an updated economic outlook, the wholesale power market outlook and the new cost management initiative. The updated guidance for consolidated 2002 earnings from operations excluding one-time items is a range of $4.55 to $4.85 per share based on the assumption of normal weather for the balance of the year. Second quarter earnings are expected to represent about 20% of the full year guidance.

First Quarter Highlights

o Exelon Generation's nuclear group completed four scheduled refueling outages during the first quarter of 2002. In the first quarter of 2001, there were no refueling outages. The average duration of the four outages was 20 days compared to industry average outage duration of 37 days in 2001. Exelon Generation's nuclear fleet, including AmerGen, achieved a capacity factor of 90.3% for the first quarter of 2002. Nuclear generation of 28,752 MWhs represented 46% of Exelon's total electric supply in the first quarter of 2002.

o Exelon Generation's fossil operations continued their strong performance with 99.2% on-time delivery and 97.3% dispatch availability.

o Exelon Generation's power marketing organization, Power Team, mitigated the impact of depressed wholesale power prices during the first quarter with hedging activities. The average realized market price for the quarter was approximately $28/MWh, significantly higher than the average observed around-the-clock spot price of approximately $21/MWh in its two primary generation supply regions of MAIN and PJM. The realized market price in first quarter of 2001 was $40/MWh.

o Exelon Energy Delivery's Illinois operating company, ComEd, received an interim rate order in its Delivery Services Rate Case. The order, issued on April 1, set residential delivery rates for residential choice beginning May 1, 2002. Traditional bundled rates that are paid by customers who retain ComEd as their electricity supplier are not affected by this order and will remain frozen through 2004. The order is interim pending the completion of an audit of ComEd's test year expenditures with a final order expected in April 2003. While the interim order is not expected to have a material impact on revenue in 2002, it is a significant step towards establishing a rate structure, which provides for the recovery of ComEd's investments and costs.

o On March 13, 2002, ComEd closed on a $400 million First Mortgage Bond sale, which is due on March 15, 2012. The net proceeds from the sale of the Bonds, together with available cash balances, will be used to refinance outstanding ComEd debt. The deal was priced at 115 basis points over the 10-year Treasury note and is part of an effort at Exelon Corporation to manage ComEd's balance sheet and lower its interest expense. The Bond refinancing will provide ComEd with over $7 million in pretax interest savings per year.

o Exelon Enterprises announced an agreement to sell its 49% interest in AT&T Wireless PCS of Philadelphia, LLC to a subsidiary of AT&T Wireless Services for $285 million in cash. The transaction was announced on March 1 and closed on April 1, 2002. The after-tax gain is estimated at approximately $120 million with a resulting $0.37 earnings per share (diluted) gain which will be reported as part of second quarter earnings. Proceeds from the transaction will be used for Exelon's general corporate purposes.

Other Items:

First quarter reported earnings of $0.02 per diluted share include the effects of the following:

o The adoption of SFAS 142, a new accounting standard for goodwill and intangible assets, effective January 1, 2002. Consistent with the new standard, Exelon ceased amortization of goodwill and performed an assessment for impairment of the approximately $5.3 billion of goodwill on its balance sheet at December 31, 2001. As a result of the impairment review, Exelon reduced the carrying value of the goodwill related to the Enterprises business segment by $341 million. Additionally, Exelon recognized a pretax benefit of $22 million from its equity investment in AmerGen, upon AmerGen's recognition of a gain related to negative goodwill. The impairment of the Enterprises goodwill and the benefit of the AmerGen negative goodwill, which are recorded as a cumulative effect of a change in accounting principle, had the net effect of reducing net income by $230 million (after-tax) or $0.71 per share.

o Recognition of severance costs of $10 million pretax primarily related to executive severance. Not all of the severance expense is tax-deductible, resulting in a $0.04 per share impact.

First quarter 2001 operating results exclude a $12 million after-tax benefit ($0.04 per share) from the implementation of a new accounting standard on accounting for derivatives.

BUSINESS UNIT RESULTS

Exelon Corporation's consolidated net income for the first quarter of 2002 was $8 million compared with net income of $399 million in the first quarter of 2001.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO Energy and the natural gas distribution business of PECO Energy. Energy Delivery's net income in the first quarter of 2002 of $215 million compared with net income of $266 million in the first quarter of 2001, primarily due to mild winter weather in 2002. Heating degree days in the ComEd service territory were down 13% relative to last year and 12% below normal. Heating degree days in the PECO service territory were down 17% compared with 2001 and 24% below normal. As a result, retail KWh deliveries fell 3.4% for ComEd and 5.1% for PECO, and PECO's gas deliveries fell 8% compared with 2001. Energy Delivery's total revenues for the first quarter of 2002 of $2,335 million were down 6.5% from $2,497 million in 2001. Reduced KWh sales resulted in a $73 million decrease in fuel and purchased power. Operating and maintenance expense increased $23 million reflecting higher uncollectible accounts and claims expenses, costs associated with the deployment of automatic meter reading technology, and increased corporate allocations, including a portion of the severance charges. The absence of the amortization of goodwill and lower interest expense partially offset the lower KWh deliveries and sales. The impact of the mild weather lowered Energy Delivery earnings per share approximately $0.09 relative to 2001 and $0.15 relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon's electric generation operations and power marketing and trading functions. Generation's first quarter 2002 net income of $79 million was down sharply from first quarter 2001 net income of $170 million reflecting lower margins on wholesale energy sales and lower volumes sold to Exelon Energy Delivery. First quarter 2001 net income includes a $12 million benefit from the cumulative effect of adopting SFAS 133. Energy sales for the first quarter of 2002 totaled 62,563 GWhs including trading volumes of 14,239 GWhs. Sales excluding trading volumes totaled 48,324 GWhs compared with 48,254 GWhs in 2001. Generation's first quarter 2002 revenues of $1,975 million include $515 million related to the trading portfolio. Non-trading revenues of $1,460 million were down 10% from the first quarter of 2001, reflecting lower market prices for energy and lower sales to retail affiliates. The lower Generation sales to Exelon Energy Delivery, resulting from mild winter weather, reduced net income by $7 million, or $0.02 per share. The average realized wholesale market price excluding trading activity in the first quarter of 2002 was $28 per MWh compared with $40 per MWh in 2001. First quarter results include non-cash mark-to-market gains on trading and non-trading activities of $2.6 million pretax. Operating and maintenance expense was up $28 million with the increase being attributable to four additional refueling outages relative to 2001 partially offset by employee reductions and other non-outage operating costs.

Exelon Enterprises consists of Exelon's competitive retail energy sales, energy solutions and infrastructure services, venture capital investments and related businesses. Enterprises' first quarter 2002 results were a loss of $28 million before the goodwill impairment, which compared with a first quarter 2001 loss of $25 million. The first quarter 2001 results include a $4 million after-tax gain on an investment. Absent that gain, the loss in first quarter 2001 was $29 million. Exelon's total investment in Enterprises is currently about $800 million, after reflecting the April 1, 2002 AT&T Wireless sale.

Conference call information: Exelon has scheduled a Conference Call for 8 AM ET (7 AM CT) on April 23. The call-in number in the U.S. is 800/475-2151; the international call-in number is 973/321-1020. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon's web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available through April 30. The U.S. call-in number is 877.519.4471; the international call-in number is 973.341.3080. The confirmation code is 3178303.

================================================================================

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook" in Exelon's 2001 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


                                       ###

Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services, energy services and telecommunications. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

                                              EXELON CORPORATION
                                       Consolidated Statements of Income
                                                  (unaudited)
                                     (in millions, except per share data)

                                                                                 Three Months Ended March 31,
                                                                                 ---------------------------
                                                                                    2002             2001
                                                                                  -------           -------
Operating Revenues                                                                $ 3,870           $ 3,823

Operating Expenses
  Fuel and Purchased Power                                                          1,677             1,330
  Operating and Maintenance                                                         1,067             1,058
  Depreciation and Amortization                                                       335               378
  Taxes Other Than Income                                                             186               168
                                                                                  -------           -------
  Total Operating Expenses                                                          3,265             2,934
                                                                                  -------           -------

Operating Income                                                                      605               889
                                                                                  -------           -------
Other Income and Deductions
  Interest Expense                                                                   (249)             (292)
  Distributions on Preferred Securities of Subsidiaries                               (11)              (11)
  Equity in Earnings (Losses) of Unconsolidated Affiliates, net                        13                18
  Other, net                                                                           28                55
                                                                                  -------           -------

  Total Other Income and Deductions                                                  (219)             (230)
                                                                                  -------           -------

Income Before Income Taxes and Cumulative Effect
  of Changes in Acounting Principles                                                  386               659

Income Taxes                                                                          148               272
                                                                                  -------           -------

Income Before Cumulative Effect of Changes in
  Accounting Principles                                                               238               387

Cumulative Effect of Changes in Accounting
  Principles, Net of Income Taxes                                                    (230)               12
                                                                                  -------           -------

Net Income                                                                        $     8           $   399
                                                                                  =======           =======


Average Common Shares Outstanding
  Basic:                                                                              321               320
  Diluted:                                                                            323               324

Earnings per Average Common Share:
  Basic:
     Income before Cumulative Effect of Changes in Accounting Principles          $  0.74           $  1.21
     Cumulative Effect of Changes in Accounting Principles                          (0.72)             0.04
                                                                                  -------           -------
     Net Income                                                                   $  0.02           $  1.25
                                                                                  =======           =======

  Diluted:
     Income before Cumulative Effect of Changes in Accounting Principles          $  0.73           $  1.19
     Cumulative Effect of Changes in Accounting Principles                          (0.71)             0.04
                                                                                  -------           -------
     Net Income                                                                   $  0.02           $  1.23
                                                                                  =======           =======



Unusual Items included in Diluted Earnings per
  Common Share Gains/(Losses):

  Transition loss on implementation of FAS 141 and 142                            $ (0.71)          $     -
  Employee severance costs                                                          (0.04)                -
  Gain on investment                                                                    -              0.01
  Implementation of FAS 133                                                             -              0.04
  Settlement of Transition Bond swap                                                    -              0.01
                                                                                  -------           -------

  Total Unusual Items                                                             $ (0.75)          $  0.06
                                                                                  =======           =======


                                 EXELON CORPORATION
                      Earnings Per Diluted Share Reconciliation
                      First Quarter 2002 vs. First Quarter 2001

2001 Earnings per Diluted Share                                          $   1.23

     Unusual Items included in 2001 Earnings:
        Cumulative Effect of Adopting SFAS 133                              (0.04)
        Gain on Investment (1)                                              (0.01)
        Settlement of Transition Bond Swap                                  (0.01)
                                                                         --------

2001 Earnings Excluding Unusual Items                                        1.17

     Year Over Year Effects on Earnings:
        Lower Energy Margins - Excluding Weather (2)                        (0.36)
        Lower Energy Margins - Weather Impact (3)                           (0.13)
        Nuclear Outage Operating and Maintenance Costs (4)                  (0.12)
        Cessation of Goodwill Amortization                                   0.12
        Lower Operating and Maintenance Expense (O&M) (5)                    0.09
        Lower Interest Expense (6)                                           0.08
        Lower InfraSource and Exelon Services Activity                      (0.04)
        Higher Taxes Other Than Income (7)                                  (0.04)
        Lower Depreciation and Amortization Expense (8)                      0.01
        Lower Equity in Earnings of Unconsolidated Affiliates               (0.01)
                                                                         --------

2002 Earnings Before Cumulative Effect of Adopting SFAS 142 and
     Severance                                                               0.77

        Cumulative Effect of Adopting SFAS 142                              (0.71)
        Severance (9)                                                       (0.04)
                                                                         --------

2002 Earnings per Diluted Share                                          $   0.02
                                                                         ========

(1)  Realized gain on distribution on an Enterprises investment.

(2) Primarily reflects lower wholesale prices and a CTC settlement in 2001 at PECO partially offset by a stronger economy in Chicago in 2002 compared to 2001. Also includes approximately $0.05 per share reflecting a 5% residential customer rate reduction at ComEd.

(3) Primarily related to warmer winter weather in Chicago and Philadelphia in 2002 compared to 2001. Additionally, because retail electricity sales were down due to weather, the Power Team sold more electricity at wholesale prices. The estimated net impact of milder weather is a reduction of earnings per share of $0.09, $0.02 and $0.02 at Energy Delivery, Generation and Enterprises, respectively.

(4) Relates to four nuclear refueling outages in 2002 as compared to no refueling outages in 2001.

(5) Lower O&M's, excluding outage costs, severance costs and lower InfraSource and Exelon Services activity, primarily relate to decreased Generation O&M's offset by increased Energy Delivery O&M's reflecting uncollectible accounts and claims expenses and costs associated with the deployment of automatic meter reading technology.

(6) Reflects lower debt outstanding and lower interest rates due to refinancing at Energy Delivery and a lower rate on Generation's spent nuclear fuel obligation.

(7)  Primarily reflects a higher gross receipts tax rate at PECO.

(8) Depreciation and amortization expense, excluding goodwill amortization, was lower primarily related to the effect of the extension of the estimated service lives of the generating stations in 2001, partially offset by increased CTC amortization at PECO, higher amortization of capitalized software at Enterprises and increased depreciation related to higher depreciable plant.

(9) Executive severance costs partially offset by favorable adjustments to previous severance estimates. A portion of the executive severance is not tax deductible. As a result, the after-tax impact on earnings is $0.04 per share.

                                                        EXELON CORPORATION
                                                Consolidating Statements of Income
                                                           (unaudited)
                                                          (in millions)

                                                                            Three Months Ended March 31, 2002
                                                       -------------------------------------------------------------------------
                                                        Energy                                                        Exelon
                                                       Delivery       Generation      Enterprises      Corp/Elim    Consolidated
                                                       --------       ----------      -----------      ---------    ------------
Operating Revenues                                      $ 2,335         $ 1,975         $   490         $  (930)        $ 3,870

Operating Expenses
  Fuel and Purchased Power                                1,024           1,342             204            (893)          1,677
  Operating and Maintenance                                 373             432             301             (39)          1,067
  Depreciation and Amortization                             247              63              17               8             335
  Taxes Other Than Income                                   132              49               2               3             186
                                                        -------         -------         -------         -------         -------

  Total Operating Expenses                                1,776           1,886             524            (921)          3,265
                                                        -------         -------         -------         -------         -------

Operating Income                                            559              89             (34)             (9)            605

Other Income and Deductions
  Interest Expense                                         (221)            (17)             (5)             (6)           (249)
  Distributions on Preferred Securities
     of Subsidiaries                                        (11)              -               -               -             (11)
  Equity in Earnings (Losses) of
     Unconsolidated Affiliates, net                           -              23              (7)             (3)             13
  Other, net                                                 14              16              (1)             (1)             28
                                                        -------         -------         -------         -------         -------

  Total Other Income and Deductions                        (218)             22             (13)            (10)           (219)
                                                        -------         -------         -------         -------         -------

Income Before Income Taxes and Cumulative Effect
  of Change in Acounting Principle                          341             111             (47)            (19)            386

Income Taxes                                                126              45             (19)             (4)            148
                                                        -------         -------         -------         -------         -------

Income Before Cumulative Effect of Change in
  Accounting Principle                                      215              66             (28)            (15)            238

Cumulative Effect of Change in Accounting
  Principle, Net of Income Taxes                              -              13            (243)              -            (230)
                                                        -------         -------         -------         -------         -------

Net Income                                              $   215         $    79         $  (271)        $   (15)        $     8
                                                        =======         =======         =======         =======         =======


                                                                            Three Months Ended March 31, 2001
                                                       -------------------------------------------------------------------------
                                                        Energy                                                        Exelon
                                                       Delivery       Generation      Enterprises      Corp/Elim    Consolidated
                                                       --------       ----------      -----------      ---------    ------------
Operating Revenues                                      $ 2,497         $ 1,628         $   667         $  (969)        $ 3,823

Operating Expenses
  Fuel and Purchased Power                                1,097             818             361            (946)          1,330
  Operating and Maintenance                                 350             404             323             (19)          1,058
  Depreciation and Amortization                             268              92              15               3             378
  Taxes Other Than Income                                   115              46               4               3             168
                                                        -------         -------         -------         -------         -------

  Total Operating Expenses                                1,830           1,360             703            (959)          2,934
                                                        -------         -------         -------         -------         -------

Operating Income                                            667             268             (36)            (10)            889

Other Income and Deductions
  Interest Expense                                         (246)            (33)            (13)              -            (292)
  Distributions on Preferred Securities
     of Subsidiaries                                        (11)              -               -               -             (11)
  Equity in Earnings (Losses) of
     Unconsolidated Affiliates, net                           -              26              (8)              -              18
  Other, net                                                 47               4              17             (13)             55
                                                        -------         -------         -------         -------         -------

  Total Other Income and Deductions                        (210)             (3)             (4)            (13)           (230)
                                                        -------         -------         -------         -------         -------

Income Before Income Taxes and Cumulative Effect
  of Change in Acounting Principle                          457             265             (40)            (23)            659

Income Taxes                                                191             107             (15)            (11)            272
                                                        -------         -------         -------         -------         -------

Income Before Cumulative Effect of Change in
  Accounting Principle                                      266             158             (25)            (12)            387

Cumulative Effect of Change in Accounting
  Principle, Net of Income Taxes                              -              12               -               -              12
                                                        -------         -------         -------         -------         -------

Net Income                                              $   266         $   170         $   (25)        $   (12)        $   399
                                                        =======         =======         =======         =======         =======

                                                   EXELON CORPORATION
                                     Business Segment Comparative Income Statements
                                                       (Unaudited)
                                                      (in millions)

                                                                                          Energy Delivery
                                                                          ---------------------------------------------
                                                                          Three Months Ended March 31,
                                                                          ---------------------------
                                                                             2002              2001            Variance
                                                                             ----              ----            --------
Operating Revenues                                                         $ 2,335           $ 2,497           $  (162)

Operating Expenses
    Fuel and Purchased Power                                                 1,024             1,097               (73)
    Operating and Maintenance                                                  373               350                23
    Depreciation and Amortization                                              247               268               (21)
    Taxes Other Than Income                                                    132               115                17
                                                                           -------           -------           -------
    Total Operating Expenses                                                 1,776             1,830               (54)
                                                                           -------           -------           -------

Operating Income                                                               559               667              (108)

Other Income and Deductions
    Interest Expense                                                          (221)             (246)               25
    Distributions on Preferred Securities of Subsidiaries                      (11)              (11)                -
    Other, net                                                                  14                47               (33)
                                                                           -------           -------           -------

    Total Other Income and Deductions                                         (218)             (210)               (8)
                                                                           -------           -------           -------

Income Before Income Taxes                                                     341               457              (116)

Income Taxes                                                                   126               191               (65)
                                                                           -------           -------           -------

Net Income                                                                 $   215           $   266           $   (51)
                                                                           =======           =======           =======

                                                                                           Generation
                                                                          ---------------------------------------------
                                                                          Three Months Ended March 31,
                                                                          ----------------------------
                                                                             2002              2001           Variance
                                                                             ----              ----           --------

Operating Revenues                                                         $ 1,975           $ 1,628           $   347

Operating Expenses
    Fuel and Purchased Power                                                 1,342               818               524
    Operating and Maintenance                                                  432               404                28
    Depreciation and Amortization                                               63                92               (29)
    Taxes Other Than Income                                                     49                46                 3
                                                                           -------           -------           -------
    Total Operating Expenses                                                 1,886             1,360               526
                                                                           -------           -------           -------

Operating Income                                                                89               268              (179)

Other Income and Deductions
    Interest Expense                                                           (17)              (33)               16
    Equity in Earnings (Losses) of Unconsolidated Affiliates, net               23                26                (3)
    Other, net                                                                  16                 4                12
                                                                           -------           -------           -------

    Total Other Income and Deductions                                           22                (3)               25
                                                                           -------           -------           -------

Income Before Income Taxes and Cumulative Effect
     of Changes in Acounting Principles                                        111               265              (154)

Income Taxes                                                                    45               107               (62)
                                                                           -------           -------           -------

Income Before Cumulative Effect of Changes in
    Accounting Principles                                                       66               158               (92)

Cumulative Effect of Changes in Accounting
    Principles, Net of Income Taxes                                             13                12                 1
                                                                           -------           -------           -------

Net Income                                                                 $    79           $   170           $   (91)
                                                                           =======           =======           =======

                                                   EXELON CORPORATION
                                     Business Segment Comparative Income Statements
                                                      (unaudited)
                                                     (in millions)

                                                                                          Enterprises
                                                                         ----------------------------------------------
                                                                         Three Months Ended March 31,
                                                                         ----------------------------
                                                                             2002             2001             Variance
                                                                             ----             ----             --------

Operating Revenues                                                         $   490           $   667           $  (177)

Operating Expenses
   Fuel and Purchased Power                                                    204               361              (157)
   Operating and Maintenance                                                   301               323               (22)
   Depreciation and Amortization                                                17                15                 2
   Taxes Other Than Income                                                       2                 4                (2)
                                                                           -------           -------           -------
   Total Operating Expenses                                                    524               703              (179)
                                                                           -------           -------           -------

Operating Income                                                               (34)              (36)                2

Other Income and Deductions
   Interest Expense                                                             (5)              (13)                8
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net                (7)               (8)                1
   Other, net                                                                   (1)               17               (18)
                                                                           -------           -------           -------

   Total Other Income and Deductions                                           (13)               (4)               (9)
                                                                           -------           -------           -------

Income Before Income Taxes and Cumulative Effect
    of Change in Acounting Principle                                           (47)              (40)               (7)

Income Taxes                                                                   (19)              (15)               (4)
                                                                           -------           -------           -------

Income Before Cumulative Effect of Change in
   Accounting Principle                                                        (28)              (25)               (3)

Cumulative Effect of Change in Accounting
   Principle, Net of Income Taxes                                             (243)                -              (243)
                                                                           -------           -------           -------

Net Income                                                                 $  (271)          $   (25)          $  (246)
                                                                           =======           =======           =======


                                                                                     Corporate and Eliminations
                                                                          ---------------------------------------------
                                                                          Three Months Ended March 31,
                                                                          ----------------------------
                                                                              2002             2001            Variance
                                                                              ----             ----            --------

Operating Revenues                                                         $  (930)          $  (969)          $    39

Operating Expenses
   Fuel and Purchased Power                                                   (893)             (946)               53
   Operating and Maintenance                                                   (39)              (19)              (20)
   Depreciation and Amortization                                                 8                 3                 5
   Taxes Other Than Income                                                       3                 3                 -
                                                                           -------           -------           -------
   Total Operating Expenses                                                   (921)             (959)               38
                                                                           -------           -------           -------

Operating Income                                                                (9)              (10)                1

Other Income and Deductions
   Interest Expense                                                             (6)                -                (6)
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net                (3)                -                (3)
   Other, net                                                                   (1)              (13)               12
                                                                           -------           -------           -------

   Total Other Income and Deductions                                           (10)              (13)                3
                                                                           -------           -------           -------

Income Before Income Taxes                                                     (19)              (23)                4

Income Taxes                                                                    (4)              (11)                7
                                                                           -------           -------           -------

Net Income                                                                 $   (15)          $   (12)          $    (3)
                                                                           =======           =======           =======

                                                 EXELON CORPORATION
                                              Electric Sales Statistics
                                        For the Three Months Ended March 31,


(in thousands of megawatthours)                                      2002               2001             % Change
------------------------------------------------------------     ------------       ------------    ---------------
Supply
Nuclear, excluding AmerGen                                             28,752             31,206             (7.9%)
Purchased power - Power Team - trading                                 14,239                  -              n.m.
Purchased power - Power Team - other                                   17,303             15,561             11.2%
Fossil, excluding Sithe                                                 2,269              1,487             52.6%
                                                                 ------------       ------------
   Power Team Supply                                                   62,563             48,254
Purchased power - Other                                                   242                 60            303.3%
                                                                 ------------       ------------
   Total electric supply available for sale                            62,805             48,314             30.0%
Less:  Line loss and company use                                        2,191              1,616             35.6%
                                                                 ------------       ------------
   Total Energy Sales                                                  60,614             46,698             29.8%
                                                                 ============       ============


Energy Sales
Retail Sales (1)                                                       29,831             31,978             (6.7%)
Power Team Market Sales                                                19,324             17,459             10.7%
Trading Portfolio                                                      14,239                  -              n.m.
Interchange sales and sales to other utilities                            739              1,543            (52.1%)
                                                                 ------------       ------------
                                                                       64,133             50,980             25.8%

Less: Distribution Only Sales                                          (3,519)            (4,282)           (17.8%)
                                                                 ------------       ------------
   Total Energy Sales                                                  60,614             46,698             29.8%
                                                                 ============       ============

(1)  Includes Exelon Energy sales of 1,177,792 MWh and 2,113,676 MWh for the three months ended March 31, 2002 and
     2001, respectively.

n.m. - not meaningful

                   EXELON CORPORATION
            Energy Delivery Sales Statistics
          For the Three Months Ended March 31,


                                                                 ComEd                                      PECO
                                             ---------------------------------------      -------------------------------------

Electric Deliveries (MWh)                         2002            2001      % Change          2002          2001      % Change
-------------------------                         ----            ----      --------          ----          ----      --------
Bundled Deliveries (a)
    Residential                                 6,408,683      6,306,593        1.6%       2,055,598      2,459,034     (16.4%)
    Small Commercial & Industrial               5,449,634      5,874,818       (7.2%)      1,757,382      1,001,188      75.5%
    Large Commercial & Industrial               1,956,006      2,890,060      (32.3%)      3,351,069      2,530,729      32.4%
    Public Authorities & Electric Railroads     1,800,797      2,010,241      (10.4%)        193,347        192,756       0.3%
                                              ---------------------------                 --------------------------

                                               15,615,120     17,081,712       (8.6%)      7,357,396      6,183,707      19.0%
                                              ---------------------------                 ==========================

Unbundled Deliveries (b)
Alternative Energy Suppliers
----------------------------
    Residential                                       n/a            n/a                     791,661        527,129      50.2%
    Small Commercial & Industrial               1,003,883        461,782      117.4%          96,522        892,423     (89.2%)
    Large Commercial & Industrial               1,385,986      1,163,455       19.1%         102,828      1,189,200     (91.4%)
    Public Authorities & Electric Railroads       138,042         43,073      220.5%              46          4,743     (99.0%)
                                              ---------------------------                 --------------------------

                                                2,527,911      1,668,310       51.5%         991,057      2,613,495     (62.1%)
                                              ---------------------------                 ==========================

PPO (ComEd Only)
----------------
    Small Commercial & Industrial                 763,224        822,909       (7.3%)
    Large Commercial & Industrial               1,311,080      1,358,571       (3.5%)
    Public Authorities & Electric Railroads       242,325        257,875       (6.0%)
                                              ---------------------------
                                                2,316,629      2,439,355       (5.0%)
                                              ---------------------------

    Total Unbundled Deliveries                  4,844,540      4,107,665       17.9%         991,057      2,613,495     (62.1%)
                                              ---------------------------                 --------------------------

       Total Retail Deliveries                 20,459,660     21,189,377       (3.4%)      8,348,453      8,797,202      (5.1%)
                                              ===========================                 ==========================

Gas Deliveries (mmcf) (PECO only)                                                             31,357         34,230      (8.4%)
---------------------------------                                                         ==========================

Revenue (in thousands)
----------------------

Bundled Revenue (a)
    Residential                              $    517,805   $    534,151       (3.1%)   $    243,447   $    280,853     (13.3%)
    Small Commercial & Industrial                 391,085        413,101       (5.3%)        188,722        106,534      77.1%
    Large Commercial & Industrial                 102,106        136,187      (25.0%)        244,332        183,191      33.4%
    Public Authorities & Electric Railroads        91,656        106,458      (13.9%)         18,152         17,128       6.0%
                                              ---------------------------                 --------------------------

                                                1,102,652      1,189,897       (7.3%)        694,653        587,706      18.2%
                                              ---------------------------                 --------------------------

Unbundled Revenue (b)
Alternative Energy Suppliers
----------------------------
    Residential                                       n/a            n/a                      54,144         35,762      51.4%
    Small Commercial & Industrial                  12,446         13,474       (7.6%)          4,662         40,420     (88.5%)
    Large Commercial & Industrial                   9,656         26,723      (63.9%)          2,913         35,325     (91.8%)
    Public Authorities & Electric Railroads         1,826            617      195.9%               6            665     (99.1%)
                                              ---------------------------                 --------------------------

                                                   23,928         40,814      (41.4%)         61,725        112,172     (45.0%)
                                              ---------------------------                 --------------------------

PPO (ComEd Only)
----------------
    Small Commercial & Industrial                  43,060         37,263       15.6%
    Large Commercial & Industrial                  64,102         60,719        5.6%
    Public Authorities & Electric Railroads        12,750         11,756        8.5%
                                              ---------------------------

                                                  119,912        109,738        9.3%
                                              ---------------------------

    Total Unbundled Revenue                       143,840        150,552       (4.5%)         61,725        112,172     (45.0%)
                                              ---------------------------                 --------------------------

       Total Retail Electric Revenue            1,246,492      1,340,449       (7.0%)        756,378        699,878       8.1%

Wholesale Electric Revenue                         23,647         28,675      (17.5%)            985            492     100.2%

Other Revenue                                      45,319         77,137      (41.2%)         53,801         55,926      (3.8%)

Gas Revenue                                           n/a            n/a                     208,606        294,778     (29.2%)
                                              ---------------------------                 --------------------------

       Total Revenues                         $ 1,315,458   $  1,446,261       (9.0%)     $1,019,770   $  1,051,074      (3.0%)
                                              ===========================                 ==========================


Heating and Cooling Degree Days                    2002            2001      Normal           2002           2001       Normal
-------------------------------               -------------------------------------       ------------------------------------

    Heating Degree Days                             2,865          3,281      3,254            2,067          2,499     2,722
    Cooling Degree Days                                 -              -          -                -              -         -


(a)  Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy.

(b)  Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charges and a CTC charges. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

                   Exelon Generation Power Marketing Statistics
                       For the Three Months Ended March 31,


                                                        2002                2001
                                                    ----------          ----------
GWh Sales
        Energy Delivery                                 27,750              29,204
        Exelon Energy                                    1,250               1,591
        Market Sales                                    19,324              17,459
        Trading Portfolio                               14,239                   -
                                                    ----------          ----------
        Total Sales                                     62,563              48,254
                                                    ==========          ==========

Average Margin ($/MWh)
     Average Realized Revenue
        Energy Delivery                             $    29.98          $    29.11
        Exelon Energy                                    45.60               38.34
        Market Sales                                     28.15               39.69
        Trading Portfolio                                36.17                   -
        Total Sales - with trading                       31.14               33.24
        Total Sales - without trading                    29.63               33.24

     Average Supply Cost - with trading             $    21.15          $    16.74
     Average Supply Cost - without trading          $    16.74          $    16.74

     Average Margin - with trading                  $     9.99          $    16.50
     Average Margin - without trading               $    12.89          $    16.50



Around-the-clock Market Prices ($/MWh)
        PJM - first quarter                         $    22.00          $    33.50
        Main - first quarter                             19.50               30.50


     April 2002 Earnings Guidance
        PJM - Year 2002                             $    28.50
        MAIN - Year 2002                                 23.00


                                                   EXELON CORPORATION
                                      Exelon Generation Power Marketing Statistics
                                               2001 Marketing Statistics


                                                  First         Second          Third         Fourth
                                                 Quarter        Quarter        Quarter        Quarter          Year
                                               -----------    -----------    -----------    -----------    -----------
GWh Sales
        Affiliate Sales                             30,795         29,520         34,729         28,748        123,792
        Market Sales                                17,459         18,548         17,781         18,545         72,333
        Trading Portfolio                                -            454          1,832          3,468          5,754
                                               -----------    -----------    -----------    -----------    -----------
        Total Sales                                 48,254         48,522         54,342         50,761        201,879
                                               ===========    ===========    ===========    ===========    ===========

Average Margin ($/MWh)
     Average Realized Revenue
        Affiliate Sales                        $     29.58    $     30.57    $     40.41    $     30.44    $     33.05
        Market Sales                                 39.69          37.98          42.96          28.46          37.17
        Trading Portfolio                                -          52.33          53.08          30.49          39.41
        Total Sales                                  33.24          33.61          41.67          29.72          34.71

     Average Supply Cost - with trading        $     16.74    $     20.57    $     29.76    $     15.91    $     20.96
     Average Supply Cost - without trading     $     16.74    $     20.26    $     28.96    $     14.94    $     20.44

     Average Margin - with trading             $     16.50    $     13.04    $     11.91    $     13.81    $     13.75
     Average Margin - without trading          $     16.50    $     13.16    $     12.31    $     14.73    $     14.13



Around-the-clock Market Prices ($/MWh)
        PJM                                    $     33.50    $     30.00    $     40.50    $     21.50    $     31.50
        Main                                         30.50          27.00          25.00          16.50          25.00